EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of AMREP Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated June 30, 2000, included in AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114, 33-67116 and 333-17695.




                                        /s/ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
July 25, 2000